FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations
John Eldridge
(206) 272-6571
j.eldridge@f5.com

Public Relations
Nathan Misner
(206) 272-7494
n.misner@f5.com

F5 Networks Announces President and CEO John McAdam's Plans to Retire at
the End of Fiscal Year 2015
SEATTLE, WA - October 29, 2014 - F5 Networks, Inc. (NASDAQ: FFIV) today announced that John McAdam, the Company’s President and Chief Executive Officer, has informed the Board that he plans to retire at the end of fiscal year 2015. Al Higginson, Chair of F5’s Board of Directors, said it is the Board’s current intention that following Mr. McAdam’s retirement from his role as President and CEO, McAdam will remain on the Board and serve as non-executive Board Chair. Mr. McAdam will continue to work closely with the Board as part of its process for identifying his successor to ensure a smooth transition for the Company.
“Since joining F5 as President and CEO in the summer of 2000, John has been an inspirational leader, steering the Company through challenging economic times, spurring innovation, encouraging and empowering the management team to pursue new market opportunities, and guiding the Company’s evolution in a constantly shifting technology landscape. During his tenure, he has established a remarkable track record, presiding over the growth of F5 from a little-known company with 500 employees and $100 million in annual revenues to a successful and highly-disciplined global organization with nearly 4,000 employees and annual revenues of more than $1.7 billion. I’m confident that following his retirement, the Company that grew and prospered under John for a decade and a half will sustain its momentum for years to come,” Higginson said.
Commenting on his decision, McAdam stressed that he has never felt more positive about the Company and its future. “Following a year of record growth, I believe F5 is better positioned in terms of our market opportunity, the breadth of our products and services, the strength of our partnerships, and the caliber and enthusiasm of the entire F5 team than at any time in the Company’s history. I am excited about our prospects and firmly committed to delivering another year of solid growth and profitability as President and CEO,” McAdam said.

About F5 Networks
F5 (NASDAQ: FFIV) provides solutions for an application world. F5 helps organizations seamlessly scale cloud, data center, and software defined networking (SDN) deployments to successfully deliver applications to anyone, anywhere, at any time. F5 solutions broaden the reach of IT through an open, extensible framework and a rich partner ecosystem of leading technology and data center orchestration vendors. This approach lets customers pursue the infrastructure model that best fits their needs over time. The world’s largest businesses, service providers, government entities, and consumer brands rely on F5 to stay ahead of cloud, security, and mobility trends. For more information, go to f5.com.
You can also follow @f5networks on Twitter or visit us on Facebook for more information about F5, its partners, and technology.
Forward Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding the continuing strength and momentum of F5's business, future financial performance, sequential growth, projected revenues including target revenue and earnings ranges, income, earnings per share, share amount and share price assumptions, demand for application delivery networking, application delivery services, security, virtualization and diameter products, expectations regarding future services and products, expectations regarding future customers, markets and the benefits of products, and other statements that are not historical facts and which are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, optimization, diameter and virtualization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; natural catastrophic events; a pandemic or epidemic; F5's ability to sustain, develop and effectively utilize distribution relationships; F5's ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5's ability to expand in international markets; the unpredictability of F5's sales cycle; F5’s share repurchase program; future prices of F5's common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
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